UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure below describes the material agreements related to and the material features of our investment in the Lake Boone property. All figures provided below are approximate.

On December 18, 2015, Bluerock Residential Growth REIT, Inc., or the Company, through a wholly-owned subsidiary of our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or the Operating Partnership, completed a convertible preferred equity investment in a multi-tiered joint venture along with Bluerock Special Opportunity + Income Fund II, LLC, or Fund II, an affiliate of our Manager, and an affiliate of TriBridge Residential, LLC, or TriBridge, to develop an approximately 245-unit Class A multifamily community on 7.3 acres of land in Raleigh, North Carolina, or the Lake Boone Property. The material features of our investment in the joint venture, BR-TBR Lake Boone NC Venture, LLC, or the Lake Boone JV, and the Lake Boone Property, are described below.

The Lake Boone Property

The Lake Boone Property will be an approximately 245-unit Class A multifamily community situated on 7.3 acres, featuring studio, one-, two- and three-bedroom unit layouts averaging approximately 821 square feet. Unit interiors will be condominium-quality, featuring nine-foot ceilings, high-end stainless steel appliances, granite countertops, upgraded lighting, and garden bath tubs. The community will be developed with best-in-class lifestyle amenities including a resort-style pool, fitness center, and business and media centers. The Lake Boone Property will be located in the northwest Raleigh submarket, directly adjacent to Rex Hospital, a UNC Healthcare-affiliated hospital with approximately 5,400 employees. The Lake Boone Property will be located in the center of three desirable Raleigh submarkets –Crabtree Valley, North Hills and Cameron Village – and will be two miles from the Crabtree Valley Mall and six miles from downtown Raleigh.

Ownership Structure of the Lake Boone Property

Following our investment in the Lake Boone JV, as described below, the ownership structure of the Lake Boone Property is such that: (i) the Lake Boone Property is owned by BR-TBR Lake Boone NC Owner, LLC, a Delaware limited liability company, or the Lake Boone Property Owner, (ii) the Lake Boone Property Owner is wholly-owned by the Lake Boone JV, (iii) the Lake Boone JV is a joint venture entity owned 90.0% by BR Lake Boone JV Member, LLC, or the BR Lake Boone Member, and 10.0% by TriBridge, and (v) the BR Lake Boone Member is owned 80.0% by BRG Lake Boone NC, LLC, a wholly-owned subsidiary of the Operating Partnership, or BRG Lake Boone, and 20.0% by Fund II, as more fully described below.

Acquisition of the Lake Boone Property

On December 18, 2015, in connection with our investment in the Lake Boone JV, TriBridge acquired the Lake Boone Property from TBR Lake Boone Owner, LLC, a Georgia limited liability company and an affiliate of TriBridge, or the Seller, and TriBridge immediately contributed the Lake Boone Property and associated development rights to the Lake Boone JV through a direct deed to the Lake Boone Property Owner. The total purchase price for the Lake Boone Property was approximately $5.5 million, subject to normal and customary pro-rations and other closing adjustments. The purchase price plus funding for the Lake Boone JV, in the aggregate amount of approximately $12.0 million, was funded as follows:

1.	To effectuate the BR Lake Boone Member’s acquisition of a 90.0% direct interest in the Lake Boone JV (and a 90.0% indirect interest in the Lake Boone Property), we, through BRG Lake Boone and Fund II, funded approximately $10.8 million.

2.	To effectuate its acquisition of a 10.0% direct interest in the Lake Boone JV (and a 10.0% indirect interest in the Lake Boone Property), TriBridge contributed the Lake Boone Property and associated development rights, at cost, with an agreed value of approximately $1.2 million.

Operating Agreement for the BR Lake Boone Member

To fund the BR Lake Boone Member’s obligation to the Lake Boone JV, we, through BRG Lake Boone, funded approximately $9.9 million of our total capital commitment of approximately $11.9 million to the BR Lake Boone Member, to acquire 100% of the preferred membership interests in the BR Lake Boone Member through BRG Lake Boone, and Fund II fully funded its capital commitment of approximately $3.0 million to the BR Lake Boone Member to acquire 100% of the common membership interests in the BR Lake Boone Member. At the beginning of month 13, we anticipate funding the balance of our capital commitment in the amount of approximately $2.0 million to BR Lake Boone Member. Once fully funded, we will have funded our full proportional 80% share of a preferred return reserve in the aggregate amount of approximately $4.0 million.

Under the operating agreement for the BR Lake Boone Member, our preferred membership interest earns and will be paid on a current basis a preferred return at the annual rate of 15.0% of the outstanding amount of our net capital contributions. The BR Lake Boone Member may call for additional capital contributions in accordance with the requirements of the approved budget for the Lake Boone Property, and we are obligated to fund our share thereof (limited by the amount of our capital commitment of approximately $11.9 million) within ten (10) days of our receipt of written notice of any such capital call, or the preferred return on our outstanding net capital contributions will be reduced to 7.0% annually from the end of such call period.

We are not required to make any additional capital contributions beyond our total capital commitment of approximately $11.9 million to the BR Lake Boone Member. However, if the BR Lake Boone Member makes an additional capital call and Fund II does not fully fund its pro rata portion of the same, then we may elect, though we are not obligated, to fund such shortfall as an additional capital contribution, in which case those contributions will accrue a preferred return at the rate of 20.0% per annum.

The BR Lake Boone Member is required to redeem our preferred membership interests on the earlier of the date that is six (6) months following the maturity of the construction loan (as hereinafter defined) (including any extensions thereof but excluding refinancing), or any acceleration thereof. On the redemption date, the BR Lake Boone Member is required to pay us an amount equal to our outstanding net capital contributions to the BR Lake Boone Member plus any accrued but unpaid preferred return. If the BR Lake Boone Member does not redeem our preferred membership interest in full on the required redemption date, then any of our net capital contributions remaining outstanding will thereafter accrue a preferred return at the rate of 20.0% per annum from the redemption date.

Distributions of operating cash flow of the BR Lake Boone Member will be made monthly (as cash flow permits) (i) first, to pay us all of our accrued but unpaid preferred return on our capital contributions, (ii) next, to pay us all of our accrued but unpaid preferred return on our additional capital contributions, and (iii) finally, to the common member in accordance with its membership interest; provided, however, after the redemption date, all operating cash flow will be paid to us until our preferred membership interest is fully redeemed.

Upon a sale, refinancing or other capital transaction regarding the Lake Boone Property, the net proceeds will be distributed by the BR Lake Boone Member in the following order of priority: (i) to repay any debts or obligations; (ii) to fund any reserves determined in good faith by the BR Lake Boone Member’s manager and approved by us; (iii) to us to repay our outstanding additional capital contributions and any preferred returns accrued thereon; (iv) to us to repay our budgeted capital contributions and any preferred returns accrued thereon; (v) to the common member in accordance with its positive capital account; and (vi) to the common member in accordance with its common membership interest.

We have the right, in our sole discretion, to convert our preferred membership interest in the BR Lake Boone Member into a common membership interest for a period of six (6) months from and after the date upon which 70% of the units in the Lake Boone Property have been leased, or the Conversion Trigger Date. Assuming that we and Fund II have made all of our budgeted capital contributions as required and all accrued preferred returns have been paid to us, then upon conversion, we will receive a common membership interest of 71.5% of the aggregate common membership interest in the BR Lake Boone Member, or the Expected Interest, and the common membership percentage of Fund II will be adjusted accordingly. If the circumstances as of the Conversion Trigger Date are substantially different from the capital investment assumptions resulting in our receipt of the Expected Interest, then we and Fund II are required to confer and determine in good faith a new common membership interest percentage relative to our conversion.

If we convert to a common membership interest, (i) we will no longer have any rights to any preferred returns on, or of, capital contributions to the BR Lake Boone Member, (ii) the BR Lake Boone Member will no longer be obligated to redeem us, and (iii) we will become the sole manager of the BR Lake Boone Member.

Prior to the exercise of the conversion right, Fund II, an affiliate of our Manager, will be the manager of the BR Lake Boone Member, and will have the power and authority to govern the business of the BR Lake Boone Member, subject to the approval of certain “major decisions” by members holding a majority of the membership interests and subject to the further requirement that our economic interests and other rights in and to the Lake Boone Property may not be diluted or altered in a manner to cause a material adverse economic effect on us without our prior written consent. These major decisions include: (i) confessing a judgment against the BR Lake Boone Member; (ii) admitting a new member (except under limited circumstances); and (iii) making any loans or becoming a guarantor of any loans. Additionally, the following actions are subject to our sole approval (so long as we own a preferred membership interest): (i) causing the BR Lake Boone Member to approve any major decision of the Lake Boone JV or the Lake Boone Property Owner; (ii) approving any amendment of the operating agreement of the Lake Boone JV; (iii) filing or consenting to any bankruptcy, insolvency or similar action or proceeding regarding the BR Lake Boone Member, the Lake Boone JV or the Lake Boone Property Owner; (iv) dissolving or liquidating the BR Lake Boone Member; (v) distributing any cash or property other than in accordance with the operating agreement of the BR Lake Boone Member; (vi) merging or consolidating the BR Lake Boone Member; (vii) amending the operating agreement of the BR Lake Boone Member; and (viii) causing the BR Lake Boone Member, the Lake Boone JV or the Lake Boone Property Owner to enter into a transaction that would violate the provisions of the Lake Boone JV’s operating agreement designed to protect our status as a REIT.

Prior to the conversion of our preferred membership interest into a common membership interest, if any, the BR Lake Boone Member’s manager may be removed by us for “cause,” which includes the declaration of a default by the lender for the Lake Boone Property, and any good faith assertion by us that the act of the manager constitutes fraud, gross negligence, willful misconduct, bad faith or material violation of law, breach of fiduciary duty, or any material breach of the BR Lake Boone Member’s operating agreement not cured within sixty (60) days (or ninety (90) days if such cure cannot be completed in sixty (60) days, but the manager is diligently pursuing such cure). If the BR Lake Boone Member’s manager is removed for cause, then we may appoint a replacement manager.

Following the conversion of our preferred membership interest into a common membership interest, if any, Fund II will be automatically removed as manager of the BR Lake Boone Member and we will become the sole manager, removable only by a majority of the membership interests for actions constituting fraud or gross negligence causing a material diminution in value.

The foregoing description of the operating agreement for the BR Lake Boone Member is a summary and is qualified in its entirety by the terms thereof, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Lake Boone JV Agreement

The Lake Boone JV is the owner of a 100% membership interest in the Lake Boone Property Owner, which is the title holder of the Lake Boone Property.

On December 18, 2015, the BR Lake Boone Member invested approximately $10.8 million to acquire a 90.0% equity interest in the Lake Boone JV, and TriBridge Co-Invest 29, LLC, an affiliate of TriBridge, or the TriBridge Member, contributed the Lake Boone Property and associated development rights, at cost, with an agreed value of approximately $1.2 million, to the Lake Boone JV (through a direct deed to the Lake Boone Property Owner) in exchange for an initial capital contribution credit in the amount of approximately $1.2 million, to acquire a 10.0% equity interest in the Lake Boone JV, and the BR Lake Boone Member and the TriBridge Member entered into a joint venture operating agreement for the Lake Boone JV, or the Lake Boone JV Agreement. The Lake Boone JV Agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry.

Management and Major Decisions

The BR Lake Boone Member and the TriBridge Member are each co-managers of the Lake Boone JV, and have appointed a management committee to act on decisions of the managers under the Lake Boone JV Agreement. Decisions of the management committee are subject to major decisions that are reserved to the members. These major decisions include: (i) commencing, responding to or settling any litigation involving the Lake Boone JV, the Lake Boone Property or the Lake Boone Property Owner in amounts in excess of $25,000; (ii) admission of additional members, subject to certain permitted affiliate transfers; (iii) taking actions that would cause a default under the construction loan (as hereinafter defined) or expose a party to liability under a loan guaranty; (iv) pledging an interest in the Lake Boone Property; (v) consenting to, authorizing or effecting the commencement of a proceeding for a bankruptcy; (vi) any amendment to the certificate of formation or operating agreement of the Lake Boone JV or the Lake Boone Property Owner; (vii) subject to certain limited exceptions, borrowing any funds other than the construction loan; (viii) entering into or causing the Lake Boone Property Owner to enter into any agreement with an affiliated party; (ix) entering into any reorganization, merger or consolidation of the Lake Boone JV or the Lake Boone Property Owner; (x) acquiring any real property other than the Lake Boone Property; (xi) making loans using funds of the Lake Boone JV (xii) any sale, refinance or other capital transaction involving the Lake Boone JV or the Lake Boone Property, subject to certain provisions of the Lake Boone JV Agreement; (xiii) approving the annual operating budget or modifications thereto; (xiv) making any expenditure or incurring any obligation that varies from the total project or operating budget, except as expressly permitted in Lake Boone JV Agreement; (xv) material modification or further material development of the preliminary drawings or the final bid set of construction drawings and specifications for the Lake Boone Property, and any material changes to the final plans, except as provided in the Lake Boone JV Agreement; (xvi) selecting the general contractor or any co-developer for the Lake Boone Property; (xvii) entering into any agreement obligating the Lake Boone JV or the Lake Boone Property Owner to make aggregate expenditures exceeding $50,000 in any one year; (xviii) determination of reserve amounts; and (xix) issuing any capital call, except as provided in the Lake Boone JV Agreement (such decisions collectively referred to as the JV Major Decisions).

To the extent the BR Lake Boone Member and the TriBridge Member are not able to agree on a JV Major Decision that requires unanimity on or after the fifth anniversary of the first date upon which the Lake Boone Property achieves stabilization, either party may initiate a buy-sell proceeding compelling the other member to purchase the initiating party’s membership interest or sell to the initiating party the non-initiating party’s membership interest, or otherwise compel the sale of the Lake Boone Property.

Notwithstanding the major decisions provisions of the Lake Boone JV Agreement, (a) the BR Lake Boone Member will have the right to cause the Lake Boone Property Owner to refinance the construction loan on commercially reasonable terms as approved by the TriBridge Member in its reasonable discretion; (b) the BR Lake Boone Member will have the sole right to act on behalf of the Lake Boone JV or the Lake Boone Property Owner with respect to the enforcement of rights under the Development Agreement and Property Management Agreement; and (c) following a Conversion (as hereinafter defined), if any, the BR Lake Boone Member will have the right to make all major decisions without the consent of the TriBridge Member, and the buy/sell provisions of the Lake Boone JV Agreement will thereafter cease to be effective.

Development Agreement and Development Cost Overruns

The Lake Boone Property Owner entered into a development agreement effective October 30, 2015, or the Development Agreement, with TriBridge Residential Development, LLC, a Georgia limited liability company and an affiliate of the TriBridge Member, or the Developer, providing for development services for the Lake Boone Property. The Developer has arranged with Cambridge Swinerton Builders, Inc., a third-party general contractor, a guaranteed maximum price contract for construction services for the Lake Boone Property in the maximum amount of $25,689,691. Under the terms of the Development Agreement, the Developer will be entitled to earn a development fee, or the Development Fee, of three percent (3%) of the total development budget (exclusive of the Development Fee, land acquisition costs and any financing fee or acquisition fee paid to Developer or its affiliates), payable thirty percent (30%) upon closing of the construction loan, with the balance paid on a proportional basis over the remainder of the development period as construction proceeds are made available from draws against the construction loan for the Lake Boone Property; provided, that until the closing of the construction loan, the Developer will be entitled to take advance draws of the Development Fee as set forth in the Development Agreement, which advance draw amounts will be deducted from future draws of the Development Fee made following the closing of the construction loan until repaid in full.

The BR Lake Boone Member and the TriBridge Member have agreed to a development budget pursuant to which the Lake Boone Property will be developed (subject to revisions thereto as may be required by changes in the budget mandated by the construction lender or other change approved under the Development Agreement). Under the terms of the Lake Boone JV Agreement, the management committee (after request from the TriBridge Member) may call for additional capital contributions to fund any development cost overruns attributable to hard and/or soft costs over the budgeted items in the development budget. In the instance of an additional capital call for cost overruns attributable to force majeure events, real estate taxes, insurance premiums, discretionary changes, certain post-completion operating deficits, hard costs exceeding one hundred ten percent (110%) of budgeted hard costs for each category of materials, overruns attributable to interest due under the construction loan occurring after issuance of temporary certificates of occupancy for all buildings at the Lake Boone Property (collectively referred to herein as Permitted Overruns), such additional capital contributions are to be made 90.0% by the BR Lake Boone Member, and 10.0% by the TriBridge Member. In the instance of an additional capital call for a soft cost overrun, such additional capital contributions are to be made 50.0% by the BR Lake Boone Member and 50.0% by the TriBridge Member. If either the BR Lake Boone Member or the TriBridge Member fails to contribute their proportional share of such additional capital contributions, then (i) the nonpaying member’s voting rights and rights to participate in the management of the business of the Lake Boone JV (including but not limited to as a manager for management committee participation, and for major decisions) will automatically be suspended until paid in full, and (ii) the paying member may (but will not be obligated to) contribute the unpaid portion of the nonpaying member’s additional capital contribution as a shortfall funding, or a Shortfall Funding. Shortfall Funding contributions are entitled to receive a priority return at a 20.0% Internal Rate of Return (as that term is defined in the Lake Boone JV Agreement).

 Additional Capital Contributions

The Lake Boone JV Agreement provides that in certain instances either the BR Lake Boone Member or the TriBridge Member, and in other instances the management committee, may call for additional capital contributions to fund cash flow deficits caused by certain cost overruns. The BR Lake Boone Member and the TriBridge Member each also have the right to unilaterally call for additional capital contributions under the Lake Boone JV Agreement to fund on a timely basis certain shortfalls in debt service payments or other payments that if unpaid would constitute a payment default under the construction loan.

Any additional capital contributions are to be made 90.0% by the BR Lake Boone Member and 10.0% by the TriBridge Member. Any such additional capital contributions will be funded on a priority return basis and will be entitled to a priority return at a 16.0% Internal Rate of Return (as that term is defined in the Lake Boone JV Agreement). The remedies set forth above for failure to make additional capital contributions apply equally to failures to make loan-related additional capital contributions.

Distributions

Pursuant to the provisions of the Lake Boone JV Agreement, distributions are generally made as follows: (i) first, pari passu, to the members in accordance with accrued but unpaid priority contribution priority returns until paid in full, and then pari passu to the members in accordance with accrued but unpaid shortfall funding priority returns until paid in full, (ii) second, pari passu, to the members in accordance with accrued but unpaid additional capital contribution priority returns until paid in full, (iii) third, to the members, pari passu, in accordance with their ownership percentages until each member has received an Internal Rate of Return of 9.5% on their initial capital contributions, (iv) fourth, pari passu, to each member who funded a Mandatory Cost Overrun Funding Obligation (which term refers to any capital call attributable to a permitted overrun or soft cost overrun caused by, or any other additional capital required by the Lake Boone JV or the Lake Boone Property Owner because of, (a) a default action of such member or its affiliates under Section 6.06 of the Lake Boone JV Agreement, or (b) a default by the TriBridge Member or one of its affiliates under the Development Agreement or Property Management Agreement), the amount of such Mandatory Cost Overrun Funding Obligation, without any return thereof; (v) fifth, (a) 80.0% to the BR Lake Boone Member, and (b) 20.0% to the TriBridge Member, until the BR Lake Boone Member has received an Internal Rate of Return on all capital contributions of 12.0%, (vi) sixth, (a) 70.0% to the BR Lake Boone Member, and (b) 30.0% to the TriBridge Member, until the BR Lake Boone Member has received an Internal Rate of Return on all capital contributions of 16.0%, and (vii) thereafter, (a) 50.0% to the BR Lake Boone Member, and (b) 50.0% to the TriBridge Member.

Conversion of Ownership of the Lake Boone Property

The Lake Boone JV Agreement provides that no earlier than the first to occur of (i) a sale of the Lake Boone Property, (ii) a refinancing of the construction loan, or (iii) completion of development of the Lake Boone Property, nor later than the date that is two years after completion of development of the Lake Boone Property, the TriBridge Member may elect to cause the Lake Boone JV to initiate a conversion of the equity ownership interests in the Lake Boone JV into tenancy in common interests in the Lake Boone Property, or the Conversion, by providing written notice to the BR Lake Boone Member stating the TriBridge Member’s intention to effect the Conversion. Once triggered by such notice, the Members will each obtain two brokers’ opinions of value with respect to the Lake Boone Property, the average of which (using the stabilized valuation assuming a ninety-five percent (95%) occupancy rate) will constitute the determined value of the Lake Boone Property, or the Determined Value. In the event that the brokers’ opinions of value differ by more than five percent (5.0%), the BR Lake Boone Member and the TriBridge Member will cooperate in good faith to obtain an appraisal of the Lake Boone Property, and the valuation established in that appraisal shall thereafter constitute the Determined Value.

In order to effectuate a Conversion, the Determined Value as of the date of Conversion must be sufficient such that, if the Lake Boone Property were hypothetically liquidated at the Determined Value and a seventy-five percent (75%) share of the distributions attributable thereto were allocated to the BR Lake Boone Member, the BR Lake Boone Member would receive at least its full share of distributions under the first three categories of distributions as noted above (which correspond to subsections (a), (b) and (c) of Section 9.01 of the Lake Boone JV Agreement(, namely, with respect to payment of its priority capital contribution priority return, shortfall funding priority return, additional capital contribution priority return, and an Internal Rate of Return of nine and one-half percent (9.5%) on its initial capital contribution (such amount referred to herein as the Conversion Hurdle Return).

So long as the Determined Value is sufficient to provide the BR Lake Boone Member with the Conversion Hurdle Return, then within thirty (30) days of receipt of notice of Conversion from the TriBridge Member, the Lake Boone JV shall, at the TriBridge Member’s sole cost and expense, cause the equity ownership interests in the Lake Boone JV to be converted into tenancy in common interests in the Lake Boone Property. The Conversion will be effectuated through transactions including (i) redemption of the TriBridge Member’s membership interests in the Lake Boone JV, and causing the Lake Boone Property Owner, in consideration therefor, to convey a twenty-five percent (25%) tenant in common ownership interest to a newly formed entity wholly-owned by the TriBridge Member, or the TriBridge Co-Tenant, and (ii) causing the Lake Boone Property Owner (at that point wholly owned and controlled by BR Lake Boone Member through the Lake Boone JV, and for purposes of this section, referred to as the BR Co-Tenant) to enter into, with the TriBridge Co-Tenant, a commercially reasonable form of Tenant in Common Agreement, or TIC Agreement, to result in (iii) the TriBridge Co-Tenant and the BR Co-Tenant owning, respectively, twenty-five percent (25%) and seventy-five percent (75%) tenant in common interests in the Lake Boone Property. Any such Conversion will otherwise be subject to the applicable terms of the Lake Boone JV Agreement, and thereafter, to the TIC Agreement. The TriBridge Member has certain other Conversion opportunities as set forth in the Lake Boone JV Agreement.

Financing and Refinancing

The BR Lake Boone Member and the TriBridge Member are required to use commercially reasonable efforts to secure a construction loan on behalf of the Lake Boone Property Owner. If necessary in order to secure the construction loan, the TriBridge Member must, or must cause certain of its affiliates to, provide such guaranties or indemnities requested by the lender, subject to the TriBridge Member’s approval of the terms of such guaranties or indemnities. If the construction loan requires a recourse guaranty, the BR Lake Boone Member or its affiliate may be require to provide recourse support for such guaranty, and the BR Lake Boone Member and the TriBridge Member have agreed to make certain adjustments in their respective distributions under the Lake Boone JV Agreement in such event. The final terms of the construction loan and the construction lender are subject to approval by both the BR Lake Boone Member and the TriBridge Member.

Under the Lake Boone JV Agreement, prior to any Conversion, the BR Lake Boone Member will have the right to cause the Lake Boone Property Owner to refinance the construction loan, subject to (i) certain approval rights of the TriBridge Member, (ii) payment in full of the construction loan, (iii) the absence of any requirement for any guaranty by the TriBridge Member or any of its affiliates, except a commercially reasonable form of non-recourse carveout guaranty substantially similar to such non-recourse carveout guaranty executed by the BR Lake Boone Member or its affiliate in connection with the refinancing; and (iv) a minimum refinancing amount equal to the sum of (a) the amount required to fully repay the construction loan and any outstanding construction-related trade debt and (b) certain other amounts in payment of certain distributions and returns to the members, and repayment of any funded mandatory cost overrun funding obligations.

To the extent the TriBridge Member does not use a mortgage broker to originate the construction loan, the TriBridge Member will be entitled to a debt procurement fee equal to the lesser of (i) $125,000 and (ii) the product of 50 basis points (0.5%) and the principal amount of the construction loan, or the Financing Fee. The Financing Fee shall be payable by the Lake Boone JV, and the BR Lake Boone Member will contribute the required equity to fund the same, which will be counted as part of the BR Lake Boone Member's initial capital contribution to the Lake Boone JV.

Development of the Lake Boone Property

Once fully developed, the Lake Boone Property will consist of an approximately 245-unit, Class A multifamily community situated on 7.3 acres, featuring studio, one-, two- and three-bedroom unit layouts averaging approximately 821 square feet. The total projected development cost for the Lake Boone Property, including land acquisition, is approximately $40.0 million, or approximately $163,000 per unit. The Lake Boone Property is expected to be completed at the end of the fourth quarter of 2017, with leasing expected to commence prior thereto.

Upon completion of development of the Lake Boone Property, the Lake Boone JV intends to cause the Lake Boone Property Owner to enter into a property management agreement, or the Property Management Agreement, with TriBridge Residential Property Management Advisors, LLC, a Georgia limited liability company and an affiliate of the TriBridge Member, or the Management Company, to serve as initial property manager for the Lake Boone Property. Any management fee paid to the future property manager will not exceed the greater of (i) $5,000 per month, and (ii) three percent (3%) of annual gross cash revenues, payable monthly, commencing when the Lake Boone JV authorizes the Management Company to commence leasing activities at the Lake Boone Property.

As of the date hereof, the Lake Boone Property Owner has not received all required City of Raleigh approvals for the proposed development of the Lake Boone Property. TriBridge has indicated that such approvals will be issued by the City of Raleigh within thirty (30) days. The BR Lake Boone Member has the right the initiate the buy/sell provisions of the Lake Boone JV Agreement, and the management committee of the Lake Boone JV has the right to force a sale of the Lake Boone Property, if such approvals have not been received by March 31, 2016, subject to further conditions as set forth in the Lake Boone JV Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1	Limited Liability Company Agreement of BR-TBR Lake Boone NC Owner, LLC, by and between BR-TBR Lake Boone NC Venture, LLC and Michael L. Konig, dated effective as of July 15, 2015

10.2	Operating Agreement of BR-TBR Lake Boone NC Venture, LLC by and between TriBridge Co-Invest 29, LLC and BR Lake Boone JV Member, LLC, dated as of November 30, 2015

10.3	Operating Agreement of BR Lake Boone JV Member, LLC, by and between BRG Lake Boone NC, LLC and Bluerock Special Opportunity + Income Fund II, LLC, dated as of July 15, 2015

10.4	Limited Liability Company Agreement of BRG Lake Boone NC, LLC, by Bluerock Residential Holdings, L.P., dated as of July 28, 2015

10.5	Contribution Agreement by and between TriBridge Co-Invest 29, LLC and BR-TBR Lake Boone NC Venture, LLC, dated as of November 30, 2015

10.6	Development Agreement, by and between BR-TBR Lake Boone NC Owner, LLC and Tribridge Residential Development, LLC, dated as of October 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: December 24, 2015	By:	/s/ Michael L. Konig
Michael L. Konig
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Limited Liability Company Agreement of BR-TBR Lake Boone NC Owner, LLC, by and between BR-TBR Lake Boone NC Venture, LLC and Michael L. Konig, dated effective as of July 15, 2015

10.2	Operating Agreement of BR-TBR Lake Boone NC Venture, LLC by and between TriBridge Co-Invest 29, LLC and BR Lake Boone JV Member, LLC, dated as of November 30, 2015

10.3	Operating Agreement of BR Lake Boone JV Member, LLC, by and between BRG Lake Boone NC, LLC and Bluerock Special Opportunity + Income Fund II, LLC, dated as of July 15, 2015

10.4	Limited Liability Company Agreement of BRG Lake Boone NC, LLC, by Bluerock Residential Holdings, L.P., dated as of July 28, 2015

10.5	Contribution Agreement by and between TriBridge Co-Invest 29, LLC and BR-TBR Lake Boone NC Venture, LLC, dated as of November 30, 2015

10.6	Development Agreement, by and between BR-TBR Lake Boone NC Owner, LLC and Tribridge Residential Development, LLC, dated as of October 30, 2015